SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment 1 to FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTELLIGENT CLOUD RESOURCES INC.
(Exact name of Registrant as specified in its charter)

Nevada	7374	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

c/o Fatima Khan

Intelligent Cloud Resources Inc.

2602 Innisfil Road

Mississauga, Canada

ON L5M 4H9

Telephone: (647) 478-5633

(Address and telephone number of Registrant's principal executive offices)

c/o Fatima Khan

Intelligent Cloud Resources Inc.

2602 Innisfil Road

Mississauga, Canada

ON L5M 4H9

Telephone: (647) 478-5633

(Address of principal place of business or intended principal place of business)

c/o Fatima Khan

Intelligent Cloud Resources Inc.

2602 Innisfil Road

Mississauga, Canada

ON L5M 4H9

Telephone: (647) 478-5633

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

Szaferman, Lakind, Blumstein & Blader, P.C.

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

TELEPHONE NO.: (609) 275-0400

FACSIMILE NO.: (609) 275-4511

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ⌧

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ◻

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ◻

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If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ◻

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	◻	Accelerated filer	◻
Non-accelerated filer	◻	Smaller reporting company	⌧

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Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value(1)	1,500,000	$0.01	(2)	$15,000	$1.75

Total	1,500,000	$0.01		$15,000	$1.75

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders purchased their shares from the Company at a price of $0.01 and the fixed price of $0.01 has been determined as the selling price based upon the original purchase price paid by the selling security holders plus an increase based on the fact the shares will be liquid and registered. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED FEBRUARY 25, 2015

INTELLIGENT CLOUD RESOURCES INC.

1,500,000 Shares of Common Stock, par value $0.001

This prospectus relates to the resale of 1,500,000 shares of common stock, par value $0.001, of Intelligent Cloud Resources Inc., which are issued and outstanding and held by persons who are stockholders of Intelligent Cloud Resources Inc. The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The 1,500,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. All selling shareholders purchased their shares from the Company at a price of $0.01 and the fixed price of $0.01 has been determined as the selling price based upon such original purchase price paid by the selling security holders plus an increase based on the fact the shares will be liquid and registered. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 6 ..

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Intelligent Cloud Resources Inc.

2602 Innisfil Road

Mississauga, Canada

ON L5M 4H9

Telephone: (647) 478-5633

The date of this prospectus is April 2 1 , 2015

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors ”, “Management ’s Discussion and Analysis of Financial Condition and Results of Operations ” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Intelligent Cloud,” “Company,” “we,” “us ” and “our ” refer to Intelligent Cloud Resources Inc.

Corporate Background

Intelligent Cloud Resources Inc. (“Intelligent Cloud”) was incorporated on March 27, 2014 under the laws of the State of Nevada as a development stage company. The Company aims to offer cloud enabler and cloud broker services to small and medium sized organizations in Canada and plans to expand to such organizations in the United States in the future .. The Company has a strong development team who can build all types of applications on cloud computing and can perform cloud enabler and cloud broker services. Intelligent Cloud Resources will help businesses to break away all of the barriers associated with installing software on to physical hardware by making the software from anywhere on the globe. For those enterprises that have security concerns for deploying their applications on a public cloud, the Company can also build a private cloud accessible to only those persons who work within the organization.

As of the date of this prospectus, neither our website nor any other application has been developed to the point that we can describe specifically its nature or its scope. We anticipate that we will receive revenue from the sale of our cloud services to companies. Specifically, Intelligent Cloud plans to offer the best quality cloud computing services to the SME (small and medium-sized enterprises) sector of Canada for a monthly service charge and eventually expand such services to this sector in the United States ..

As of the date of this prospectus, the amounts of the prices for our products have not been determined. As our platform and services are developed, we will determine the prices based upon our costs and the prices of competing services.

We have limited operational history. We have not yet generated revenue and we continue to incur substantial operating loss and an accumulated deficit. These conditions raise substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, our cloud services, website and other applications, and ultimately, achieve profitable operations.

The Offering

Securities offered:	1,500,000 shares of common stock

Offering price :

The selling security holders purchased their shares of common stock from the Company at the price of $0.01 per share and will be offering their shares of common stock at a price of $0.01 per share, which includes an increase, based on the fact the shares will be liquid and registered. This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	6,000,000 shares of common stock.

Shares outstanding after offering:	6,000,000 shares of common stock.

Our executive officers and directors currently own 75 % of our outstanding common stock. As a result,  these individuals have substantial control over all matters submitted to our stockholders for approval.

Market for the common shares:	There is currently no trading market for our common stock. We intend to apply for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the material risks described below and the other information in this prospectus before investing in our common stock. Below we have disclosed all material risks related to our company and our stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we,” “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in March 27, 2014. We have no significant assets, financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated February 18, 2015, our independent auditors stated that our financial statements for the fiscal year ended December 31, 2014 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities , so that we may meet our obligations and repay our liabilities arising from normal business operations when they come due .. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.  Further, funding may not be available to us on acceptable terms or at all.   The costs to obtain such funding could be significant and the f unding a rrangements could require us to relinquish rights to technologies or other proprietary information the company develops or agree to terms that are unfavorable to us. To the extent that we raise additional funds by issuing equity securities, the Company’s stockholders may experience significant dilution.

WE MAY REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WILL INHIBIT OUR ABILITY TO EXPAND OR EVEN MAINTAIN OUR BUSINESS OPERATIONS ..

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our preliminary operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease preliminary operations, any of which could put your investment dollars at significant risk.

FATIMA KHAN AND REHAN SAEED CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR COMPANY AND MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Fatima Khan and Rehan Saeed beneficially own approximately 75% of our common stock. Accordingly, for as long as these individuals continue to collectively own more than 50% of our common stock, they will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

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TO DATE, WE HAVE NOT GENERATED ANY REVENUE. IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, WE MAY BE UNABLE TO EXPAND OUR SERVICES AND MAY BE FORCED TO CEASE OPERATIONS.

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain services and product development programs.

If we fail to generate significant revenues in the future, then we will not able to expand our services. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

OUR ABSENCE OF A DEVELOPED CLOUD PLATFORM AND SOFTWARE CREATES SIGNIFICANT RISKS TO OUR ABILITY TO GENERATE REVENUE AND OPERATE SUCCESSFULLY.

We have not generated any revenue from the products and services which we intend to develop and, if developed, market. We expect to generate all of our future revenues from the development and marketing of the proposed cloud service to small and medium-sized enterprises in Canada initially and , eventually in the United States. We have no operating history in implementing our business model upon which an evaluation of the Company and our prospects can be based and it is difficult or impossible for the Company to predict future results of operations. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stages of a new business enterprise, particularly companies in highly competitive markets. Since the Company is among many that have entered the cloud platform market, it faces competition. It also faces many risks specific to its business, which include those related to successfully developing the cloud platform and proprietary technology, successfully commercializing the cloud platform and proprietary technology, the need to manage existing and expanding operations, the continuing need to raise additional capital, the dependence upon and need to hire key personnel, and the need to increase spending to adequately market our proposed search engine services. To address these risks, we must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified persons, and continue to upgrade our technologies. We cannot provide any assurances that we will be successful in addressing such risks. The Company's failure to do so could have a material adverse effect on its business, prospects, financial condition and results of operations and result in investors losing their entire investment.

THE MARKET FOR OUR TECHNOLOGY DELIVERY MODEL AND CLOUD APPLICATION SERVICES IS IMMATURE AND VOLATILE, AND IF IT DOES NOT DEVELOP OR DEVELOPS MORE SLOWLY THAN WE EXPECT, OUR BUSINESS WILL BE HARMED.

The market for cloud services is new and unproven, and it is uncertain whether these services will achieve and sustain high levels of demand and market acceptance. Our success will depend to a substantial extent on the willingness of enterprises, particularly small and medium sized organizations, to move to cloud computing. Many enterprises have invested substantial personnel and financial resources to their established IT systems, and therefore may be reluctant or unwilling to migrate to cloud enabling services. Furthermore, some enterprises may be reluctant or unwilling to use on-demand application services because they have concerns regarding the risks associated with security capabilities, among other things, of the technology delivery model associated with these services. If enterprises do not perceive the benefits of cloud services, then the market for these services may not develop at all, or it may develop more slowly than we expect, either of which would significantly adversely affect our operating results. In addition, as a new company in this unproven market, we have limited insight into trends that may develop and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business.

THE PRODUCTS AND SERVICES WE PLAN TO DEVELOP ARE BASED ON NEW AND UNPROVED TECHNOLOGIES AND ARE SUBJECT TO THE RISKS OF FAILURE INHERENT IN THE DEVELOPMENT OF NEW PRODUCTS AND SERVICES.

Because the products and services we plan to develop are and will be based on new technologies, they are subject to risks of failure that are particular to new technologies, including the possibility that:

∙	our new approaches will not result in any products or services that gain market acceptance;

∙

our mobile applications and the technology powering our custom development services may unfavorably interact with other types of commonly used applications and services, thus restricting the circumstances in which they may be used;

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∙	our mobile products may source hardware to provide mobility solutions for enterprises and dependencies on third party suppliers for hardware can present a risk of solution failure;

∙	proprietary rights of third parties may preclude us from marketing a new product or service; or

∙	third parties may offer market superior or more cost-effective products or services.

As a result, our planned activities may not result in a broad enough base of commercially viable products or services, which would harm our sales, revenue and financial condition.

IF OUR SECURITY MEASURES ARE BREACHED AND UNAUTHORIZED ACCESS IS OBTAINED TO A CUSTOMER’S DATA, OUR SERVICE MAY BE PERCEIVED AS NOT BEING SECURE AND CUSTOMERS MAY CURTAIL OR STOP USING OUR SERVICE.

Our service involves the storage and transmission of customers’ proprietary information, and security breaches could expose us to a risk of loss of this information, litigation and possible liability. If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to one of our customers’ data, our reputation will be damaged, our business may suffer and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose sales and customers.

WE PLAN TO DERIVE A SIGNIFICANT PORTION OF OUR REVENUE FROM SMALL BUSINESSES, WHICH HAVE A GREATER RATE OF ATTRITION AND NON-RENEWAL THAN MEDIUM-SIZED AND LARGE ENTERPRISE CUSTOMERS.

Based on o ur understanding of small business customers , which we consider to be companies with fewer than 200 employees, and discussions we have had with such businesses, it appears that these businesses typically have shorter initial subscription periods and higher rate s of attrition and non-renewal as compared to medium-sized and large enterprise customers.  Initially, our strategy is to target these smaller businesses for monthly subscription plans for our services.  However, i f we cannot also attract medium-sized and large enterprise customers in the future, we may not be able generate and maintain as much revenue, if any, as we project.

OUR LIMITED OPERATING HISTORY MAY IMPEDE ACCEPTANCE OF OUR SERVICE BY MEDIUM-SIZED AND LARGE CUSTOMERS.

Our ability to increase revenue and create profitability depends, in large part, on widespread acceptance of our service by small and medium-sized businesses. Our efforts to sell to these customers may not continue to be successful. In particular, because we are a relatively new company with a limited operating history, these target customers may have concerns regarding our viability and may prefer to purchase their cloud platform applications from one of our larger, more established competitors. Even if we are able to sell our service to these types of customers, they may insist on additional assurances from us that we will be able to provide adequate levels of service, which could harm our business.

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CHANGES IN GOVERNMENT REGULATION OF THE WIRELESS COMMUNICATIONS INDUSTRY MAY ADVERSELY AFFECT OUR BUSINESS.

Currently, other than business and operations licenses applicable to most commercial ventures, we are not required to obtain any governmental approval for our business operations. However, there can be no assurance that current or new laws or regulations will not, in the future, impose additional fees and taxes on us and our business operations.

It is possible that a number of laws and regulations may be adopted in the United States and elsewhere that could restrict the wireless communications industry, including laws and regulations regarding lawful interception of personal data, use of smartphones while driving, privacy, taxation, content suitability, copyright and antitrust. Management anticipates that regulation of the industry will increase and that we will be required to devote legal and other resources to address this regulation. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the wireless communications industries may lessen the growth of wireless communications services and may adversely impact on the financial results of our business operations.

WE MAY BE SUBJECT TO LEGAL PROCEEDINGS INVOLVING OUR TECHNOLOGY THAT COULD RESULT IN SUBSTANTIAL COSTS AND WHICH COULD MATERIALLY HARM OUR BUSINESS OPERATIONS.

From time to time, we may be subject to legal proceedings and claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by us. These types of claims could result in increased costs of doing business through legal expenses, adverse judgments or settlements or require us to change its business practices in expensive ways. Additional litigation may be necessary in the future to enforce our technology rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others. Any litigation, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could materially harm our business.

WE MAY NOT BE ABLE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL NECESSARY FOR THE DEVELOPMENT OF OUR TECHNOLOGY AND THE IMPLEMENTATION OF OUR PROPOSED PLAN OF OPERATIONS.

Our future success depends largely upon the continued service of our board members, executive officers and other key personnel. Our success also depends on our ability to continue to attract, retain and motivate qualified personnel. Key personnel represent a significant asset, and the competition for these personnel is intense in the smartphone industry.

We may have particular difficulty attracting and retaining key personnel in initial phases of our proposed plan of operations. We do not maintain key person life insurance on any of our personnel. The loss of one or more of our key employees or our inability to attract, retain and motivate qualified personnel could negatively impact our ability to complete any proposed phase of our plan of operations.

OUR MANAGEMENT LACKS ANY FORMAL TRAINING OR EXPERIENCE IN OPERATING A WHOLESALE OR RETAIL BUSINESS, AND AS A RESULT MANAGEMENT MAY MAKE MISTAKES, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS OPERATIONS.

Our management is inexperienced in researching and developing technology. Management has no direct training or experience in these areas and, as a result, may not be fully aware of all of the specific requirements related to working within this industry. Management’s decisions and choices may not take into account standard managerial approaches technology companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result, we may have to suspend or cease operations and our business operations may be negatively impacted.

WE HAVE NOT ASSESSED THE EFFECTIVENESS OF OUR DISCLOSURE CONTROLS AND PROCEDURES OR OUR INTERNAL CONTROL OVER FINANCIAL REPORTING AND THERE ARE NO ASSURANCES EITHER OF THESE ARE EFFECTIVE. IF THERE IS A MATERIAL WEAKNESS IN EITHER, THERE ARE NO ASSURANCES THAT OUR FINANCIAL STATEMENTS WILL NOT CONTAIN ERRORS WHICH COULD REQUIRE US TO RESTATE OUR FINANCIAL STATEMENTS.

Following the effectiveness of the registration statement of which this prospectus is part, we will be required to maintain “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934 and thereafter to report on a quarterly basis, in our quarterly and annual reports which we will file the SEC, our management’s conclusion regarding the effectiveness of our disclosure controls and procedures. In addition, we will report on the effectiveness of internal control over financial reporting in our annual report as we are required under the applicable SEC rules (i.e., in the second annual report we file after becoming subject to the reporting required under section 13(a) or 15(d) of the  Securities Exchange Act of 1934 ) ..   However, as we will in all likelihood be a smaller reporting company when we are first required to provide this report, we will be exempt from the auditor attestation requirements concerning our report at the time the first report is issued, and will remain exempt from those attestation requirements so long as we remain a smaller reporting company.

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As we are not presently subject to these rules, our management has not conducted an assessment of the sufficiency of our disclosure controls and procedures for any period nor have we begun evaluating our internal control systems in order to allow our management to report on our internal control over financial reporting. Once our management undertakes these assessments and evaluations, there are no assurances our management will conclude that either our disclosure controls and procedures and/or our internal control over financial reporting are effective, and that there are not significant deficiencies and/or material weaknesses in either or both. A material weakness is a deficiency, or a combination of deficiencies, so that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of our financial reporting. In the event we identify significant deficiencies and/or material weaknesses in our disclosure controls and procedures and/or our internal control over financial reporting, there are no assurances that our financial statements will not contain one or more errors which will require us to restate those financial statements. If we cannot remediate these significant deficiencies and/or material weaknesses in a timely manner, or if we are required to restate our financial statements, investors and others may lose confidence in the reliability of our financial statements which would adversely impact our ability to grow our Company.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We had $991 of cash on hand as of December 31, 2014. We have accumulated a deficit of $13,711 in business development and administrative expenses. Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period. We anticipate that the minimum additional capital necessary to fund our planned operations for the 12-month period will be approximately $ 420 ,000 and will be needed for general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly traded reporting company. The reporting cost of being a publicly held company of $40,000 is calculated in the 12 month expense projection, and is a one-time cost for this year only. Long term operating costs beyond the 12 month period of our plan of operations is unknown, as we must execute the steps needed to determine consumer needs and wants, as well as demand .. We have not generated any revenue from operations to date. In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us.

We are not raising any money in this offering. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

OUR DIRECTORS AND OFFICERS ARE LOCATED IN A NON-UNITED STATES JURISDICTION AND SO YOU MAY HAVE LIMITED EFFECTIVE RECOURSE AGAINST OUR MANAGEMENT FOR MISCONDUCT AND MAY NOT BE ABLE TO ENFORCE JUDGMENTS AND CIVIL LIABILITIES AGAINST OUR DIRECTORS, OFFICERS AND AGENTS.

Our key directors and officers reside in Canada and any attempt to enforce liabilities upon such individual under the United States’ securities and bankruptcy laws may be difficult. It may be difficult for courts in the United States to obtain jurisdiction over these persons and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our officers or directors in the United States’ courts. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits, or if successful, in collecting judgments against these persons or us.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF FATIMA KHAN , OUR PRESIDENT AND CEO.

The Company will be dependent on one of its key executive s , Chief Executive Officer , Fatima Khan , for the foreseeable future. The loss of the services from Fatima Khan could have a material adverse effect on the operations and prospects of the Company. She is expected to handle all marketing and sales efforts and manage the operations. At this time, the Company does not have an employment agreement with M s. Khan , though the Company may enter into such an agreement on terms and conditions usual and customary for its industry. The Company does not currently have “key man” life insurance on Ms.Khan ..

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Risks Related To This Offering

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We anticipate these costs will amount to $40,000 in the next 12 months. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our Chief Executive Officer (“CEO”) lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.01 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

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IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY WILL MOST LIKELY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock will most likely trade below $5.00 per share, and our stock will therefore be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our common stock will probably be considered to be a “penny stock” and will subject to the additional regulations and risks of such a security. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

WE MAY BE EXEMPT FROM THE REPORTING OBLIGATIONS PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT AND THEREFORE MAY NOT HAVE TO PROVIDE INVESTORS WITH PERIODIC REPORTS AS MAY BE REQUIRED PURSUANT TO SECTION 13 OF THE SECURITIES EXCHANGE ACT, FOLLOWING THE FORM 10K REQUIRED FOR THE FISCAL YEAR IN WHICH OUR REGISTRATION STATEMENT IS EFFECTIVE.

The requirement for an issuer that has filed a registration statement to file pursuant to Section 15(d) of the Securities Exchange Act is suspended for any fiscal year, except for the fiscal year in which such registration statement becomes effective, if, at the beginning of the fiscal year, the issuer has fewer than 300 shareholders. We currently have fewer than 300 shareholders and expect to maintain a fewer than 300 shareholder base. If we do continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

UNTIL WE REGISTER A CLASS OF OUR SECURITIES UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 (“EXCHANGE ACT”), WE WILL ONLY BE SUBJECT TO THE PERIODIC REPORTING OBLIGATIONS IMPOSED BY SECTION 15(D) OF THE EXCHANGE ACT.

Until such time as we register a class of our securities under Section 12 of the Securities Exchange Act of 1934, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, the bulk of the tender offer rules and the reporting requirements of Section 13 of the Exchange Act.

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 6,000,000 shares of common stock outstanding as of February __, 2015, 1,500,000 shares are, or will be, freely tradable without restriction upon the effective date of this registration statement, unless held by our “affiliates”. The remaining 4,500,000 shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 1,500,000 shares of our common stock. Such shares were offered and sold by us at a purchase price of $0.01 per share to the selling security holders in private placements conducted from March 2014 to October 2014, pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. As of October 8, 2014, the Company sold 1,500,000 shares in the private placement and raised $15,000 (CAN) in gross proceeds.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

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DETERMINATION OF OFFERING PRICE

Since our shares are not quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement memorandum pursuant to Regulation S of the Securities Act of 1933 which was completed in October 2014.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not quoted on the Over The Counter Bulletin Board (OTCBB), we will attempt to locate a market maker to file an application to obtain a listing on the (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. Although there are no requirements for listing on the OTCBB, there is no assurances that our common stock will be approved to trade on the OTCBB. However, there is no assurance that our common stock, even if it becomes quoted on the OTCBB, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,500,000 shares of our common stock held by 30 shareholders. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of February 25, 2015 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

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None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders at a purchase price of $0.01 per share in a private placement made from March 2014 to October 2014, pursuant to the exemptions from the registration under the Securities Act provided by Regulation S of the Securities Act. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

Name of selling stockholder	Shares of Stock owned prior to offering	Shares of Common stock to be sold	Shares of common stock owned after Offering	Percent of common owned after offering (1)
Mohammad Halabi	50,000	50,000	-	0.0%
Omar Uddin	50,000	50,000	-	0.0%
Aisha Azhar	50,000	50,000	-	0.0%
Anam Panhwar	50,000	50,000	-	0.0%
Kanwardeep Singh Gill	50,000	50,000	-	0.0%
Rida Rizvi	50,000	50,000	-	0.0%
Faisal Khan	50,000	50,000	-	0.0%
Bushra Fareed[2]	50,000	50,000	-	0.0%
Khalid Shoib[2]	50,000	50,000	-	0.0%
Sabrina Siddiqui	50,000	50,000	-	0.0%
Bushra Alam[3]	50,000	50,000	-	0.0%
Sidra Alam[3]	50,000	50,000	-	0.0%
Saeed Khan[4]	50,000	50,000	-	0.0%
Perwin Saeed[4]	50,000	50,000	-	0.0%
Anita Chooraman	50,000	50,000	-	0.0%
Avneet Dhaliwal	50,000	50,000	-	0.0%
Raheela Siddiqui[5]	50,000	50,000	-	0.0%
Fareed Siddiqui[5]	50,000	50,000	-	0.0%
Idris Aleem	50,000	50,000	-	0.0%
Sara Zuberi	50,000	50,000	-	0.0%
Kamran Saeed[6]	50,000	50,000	-	0.0%
Georgiana Dragomir[6]	50,000	50,000	-	0.0%
Sarah Hussein[7]	50,000	50,000	-	0.0%
Alam Khan[7]	50,000	50,000	-	0.0%
Janice Coyell	50,000	50,000	-	0.0%
Riham Darwish	50,000	50,000	-	0.0%
Shuaib Hussein[7]	50,000	50,000	-	0.0%
Fareeha Ahmad	50,000	50,000	-	0.0%
Farheen Mohsin[8] (married)	50,000	50,000	-	0.0%
Mohsin Askari[8] (married)	50,000	50,000	-	0.0%

1.	Based on 6,000,000 shares currently issued and outstanding.
2.	Bushra Fareed and Khalid Shoib are married. Raheela Siddiqui and Fareed Siddiqui are the parents of Bushra Fareed.
3.	Bushra Alam and Sidra Alam are sisters.
4.	Saeed Khan and Perwin Saeed are married. They are the parents of the officers and directors, Fatima Khan and Rehan Saeed.
5.	Raheela Siddiqui and Fareed Siddiqui are married.
6.

Kamran Saeed and Georgiana Dragomir are married. Kamra n Saeed is the brother of the officers and directors, Fatima Khan and Reha n Saeed. Kamran Saeed is also the son of shareholders Saeed Khan and Perwin Saeed.

7.	Sarah Hussein and Alam Khan are married. Sarah Hussein and Shuaib Hussein are siblings.
8.	Farheen Mohsin and Mohsin Askari are married.

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To our knowledge, except as noted below, with the exception of Ka m ra n Saeed, Saeed Khan and Perwin Saeed, none of the selling shareholders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years; or

•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

•	are broker-dealers or affiliated with broker-dealers.

With the exception of the shares being registered by Ka m ra n Saeed, Saeed Khan and Perwin Saeed, there is no relationship between the selling shareholders and officers and officers and directors. None of the selling shareholders is a broker dealer or an affiliate of a broker-dealer.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $0.01 or at a privately negotiated price until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $40,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

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Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 7,500,000 shares of common stock, par value $0.001, of which 6,000,000 shares are issued and outstanding as of February 25, 2015. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

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Preferred Stock

No preferred shares have been authorized or issued as of February 25, 2015.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Szaferman, Lakind, Blumstein & Blader, P.C., our independent legal counsel, has provided an opinion on the validity of our common stock. Szaferman, Lakind, Blumstein & Blader, P.C. has been our legal counsel since inception.

The December 31, 2014 financial statements included in this prospectus and the registration statement have been audited by SRCO, a professional corporation, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

We are incorporated in the State of Nevada, on March 27, 2014. Our official business address is located in 2602 Innisfil Road, Mississauga, Canada ON L5M 4H9. Our telephone number is (647) 478-5633. We have established a fiscal year end of December 31.

We have never been a party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We have not had any significant revenues generated from our business operations since inception. We expect that the revenues generated from our business for the next 12 months will not be enough for our required working capital. Until we are able to generate any consistent and significant revenue we may be required to raise additional funds by way of equity or debt financing.

The Company intends to offer cloud-enabler and cloud broker services mainly to small and medium sized organizations in Canada at the outset and plans to expand such services to these organizations in the United States .. The Company proposes that these services will be offered on-demand and by mobile application s through monthly or pay per use subscription s .. The Company plans to hire a strong development team who can build all types of applications on cloud computing and can perform cloud enabler and cloud broker services. Intelligent Cloud Resources will help businesses to break away all of the barriers associated with installing software on to physical hardware by making the software available from anywhere on the globe. For those enterprises that have security concerns for deploying their applications on a public cloud, the Company also plans to build a private cloud accessible to only those persons who work within the organization.

Intelligent Cloud will offer enormous advantages over traditional ways of managing information on the customer local desktop or in a LAN. An important advantage involves better access to the data and improved reliability and robustness. Data in the cloud can be easily mirrored and backed up in multiple geographical locations, giving customers far higher reliability even if one server location is affected due to natural or man-made disasters. There is also a great advantage of scalability because companies can instantly add new servers and disc spaces to their infrastructure if a website gets a lot of hits. Thus, Intelligent Cloud computing is a way of utilizing computing infrastructure - applications, data storage, and accounting - on the Internet, allowing access to the data and applications from multiple locations. The following are the key features of Intelligent Cloud computing:

◻ Server Virtualization and Consolidation.

◻ Network Virtualization and optimizing Storage.

◻ Scalability.

◻ High Availability.

◻ Efficient Backup.

◻ On Demand Provisioning.

◻ Management and Automation.

◻ Less CAPEX High ROI

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The team of Intelligent Cloud Resources has experts who will guide its customers through the right process for the migration and will provide hand holding support to them during the entire process and will help them tap the full power of the cloud.

As of the date of this prospectus, our cloud enabler and cloud broker services have not been developed to the point that we can describe specifically its nature or its scope. We anticipate that we will receive revenue from the sale of our cloud services. Specifically, customers will be charged a customized fee to develop their cloud platform for a fee of between $500 and $2,000. Customers will also pay us a monthly hosting fee of between $20 and $50.

The team of experts of Intelligent Cloud Resources plans to hire will be competitive enough to manage the IT infrastructure of small, medium, multinationals and large companies and enterprises and would perform the services in the following major areas:

∙

Cloud Migration- Migrating to the cloud is a complex task and it requires careful planning and analysis of data storage and application requirements. Intelligent Cloud Resources would help to develop the right migration strategy and migrate the clients’ data and processes to the cloud with the least amount of service disruption.

∙

Infrastructure Management- The Company’s team of engineers would assist the clients’ developers in setting up the production environment, managing the release schedules and getting the infrastructure configured.

∙

VoIP Solution on Cloud- For businesses providing enterprise-grade VoIP solutions it is imperative that they cut their infrastructure costs while working to improve their reliability. Cloud computing can pair up with VoIP to offer a quality and reliable voice solution at an affordable price. Intelligent Cloud Resources team will setup VoIP infrastructure on the cloud.

∙

Cloud Management- Cloud management is a set of approaches and technologies that lets the client leverage the full power of the cloud. Intelligent Cloud Resources would provide the tools and support to maintain a 24/7 uptime with proper disaster planning and a solution that will satisfy the security compliance requirements.

∙

Application Development- Application development on the cloud is quite different from application development involving a single server. Intelligent Cloud Resources would plan and design the whole application with the cloud in mind and will the clients scale application in a big way.

∙

Cloud Enablement- The cloud enablement service of Intelligent Cloud Resources will be designed to help in developing the right cloud strategy that has a sound business footing. It will help to understand the flexibility, reliability and scalability, cloud computing can provide with various data points and technical support to choose the right approach in migrating to servers and applications to the cloud.

As of the date of this prospectus, the amounts of the prices for our products have not been determined. As our technology is further developed and completed, we will determine the prices based upon our costs and the prices of competing products.

At any phase, if we find that we do not have adequate funds to complete a phase, we may have to suspend its operations and attempt to raise more money so we can proceed with the business operations. If we cannot raise the capital to proceed we may have to suspend operations until we have sufficient capital. We expect to raise the required funds for the next 12 months with equity or debt financing.

To become profitable and competitive, we need to develop and advance the technology to a point where it can be sold commercially. To achieve this goal, management has prepared the following phases for its plan of operation for the next 12 months.

Phase 1 - Develop the Technology (12 months)

Intelligent Cloud Resources has planned to perform the services in two major areas (i) Cloud Broker Services (ii) Cloud Enabler Services. Intelligent Cloud Resources would help its clients in the following manner:

·	Developing private clouds and to determine hardware procurements
·	Identifying the right cloud technology
·	Implementing IT
·	Migrating existing applications and services to the cloud environment
·	Documenting the procedure and training in-house staff

Intelligent Cloud Resources would also help customers migrate their applications or servers which are running on traditional hardware to move to Amazon AWS or Rackspace and will provide consultation services and technical services for doing this migration. For cloud enablement, we have implemented open source cloud technologies for the private cloud, which can compete with the licensed and costly cloud technologies. Currently many licensed cloud technologies are creating a vendor lock-in for the enterprises, which would need customers to pay hefty amount for the licenses and support.

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Expansion Plan

The Company will undergo an aggressive expansion after the successful execution of the initial Phase 1. The business will be expanded in four steps. In the first phase, the Company will focus on the Toronto area. In the second phase, the Company will move to the Ottawa, Ontario and Winnipeg areas, and then throughout Canada in the third phase. In the fourth phase, the Company will expand into the United States. The time spam for moving one phase to other depends on the market scenario and overall performance of the Company.

Cloud Broker Services

It can be a difficult task for a business to choose the right cloud provider. Intelligent Cloud Resources will play the role of a cloud broker and can explain the advantages and disadvantages in each cloud provider.

Cloud Enabler Services

Intelligent Cloud Resources will offer services of all four models of cloud deployment: Private Cloud, Public Cloud, Hybrid Cloud and Community Cloud. However, due to data security issues in Canada, we will focus on private clouds.

Private Cloud- Private Cloud Computing architecture is dedicated to the customer and is not shared with other organizations. This model of computing is expensive but considered more secure than public clouds. However, we will offer private clouds at the same rates as public cloud computing. Services such as those sold by Amazon and Salesforce.com have diminished to an extent the demand for in-house equipment and software licenses has increased. Private clouds are popular for companies that have security concerns such as government and financial services. They enable these companies to control all aspects of their cloud services and safeguard all data and applications flowing through the organization.

Public Cloud- The computing infrastructure is hosted at the vendor’s premises. The customer has no visibility over the location of the cloud computing infrastructure. The computing infrastructure is shared between organizations. We will also offer the services of Public Cloud for customers who request this service.

Hybrid Cloud- Organizations host some critical, secure applications in private clouds. Other applications are hosted in the public cloud. The combination is known as Hybrid Cloud. Also, another form of a hybrid cloud is called ‘Cloud bursting.’ This term is used to define a system where the organization uses its own infrastructure for normal usage, but cloud is used for peak loads.

Community Cloud- The cloud infrastructure is shared between the organizations of the same community. For example, all the government agencies in a city can share the same cloud but not the non-government agencies.

The Cloud Computing Market

Software as a Service

This is the most common form of cloud computing which we see in action. It is a complete software offering on the cloud. Data is accessed by the customers on pay per use basis. The consumer does not manage or control the underlying cloud infrastructure, network, servers, operating systems, storage, or even individual application capabilities, with the possible exception of limited user-specific application configuration settings.

Platform as a Service

Platform as a service (PaaS) is the delivery of a computing platform and solution stack as a service. PaaS offerings facilitate deployment of applications without the cost and complexity of buying and managing the underlying hardware and software and provisioning hosting capabilities, providing all of the facilities required to support the complete life cycle of building and delivering web applications and services entirely available from the Internet. PaaS offerings may include facilities for application design, application development, testing, deployment and hosting as well as application services such as team collaboration, web service integration and marshalling, database integration, security, scalability, storage, persistence, state management, application versioning, application instrumentation and developer community facilitation. These services may be provisioned as an integrated solution over the web.

Infrastructure as a Service

Hardware related services are provided using the principles of Cloud Computing. These include disk storage and virtual servers. The consumer has control over operating systems, storage, deployed applications, and certain networking components (e.g., firewalls, load balancers).

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Competition

There are many companies who compete directly with the products and services we plan to develop. These companies may already have an established market in our industry. Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours. Additionally, there are not significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.

Intelligent Cloud’s principal competitors are AFORE Solutions, Allstream, BlackIron Data, Bell Business Solutions, Cacloud, Canadian Cloud Computing Inc., Canadian Web Holding, Centrilogic, Cirruc Computing, Cloud A, Cloud Dynamics, Canada Post Vault Service, Cloud Post Vault Service, Cloud Path, Cloud Pockets, Netelligent and Radiant Communications. Some of these competitors are private corporations with no requirement for financial disclosure, Intelligent Cloud is unable to ascertain the size of their market and there is no way of quantifying and qualifying what position on a sale’s basis Intelligent Cloud is in relative to its competition.

Marketing

We will be using several marketing tools to market our products such as print and electronic media marketing. The most effective marketing channels are taken into consideration while preparing the local and print media marketing strategies. The company intends to work closely with marketing professionals to ensure that it is on the cutting edge of advertising technology. We will be focusing our efforts on internet-based marketing because we believe it to be more effective and cost-effective. However we will not ignore local and print media marketing. The marketing methods we plan to employ are below:

Website Development - The Intelligent Cloud Resources website will be developed in the first step of Internet marketing. The website will be updated regularly and will be full with information regarding the benefit of cloud computing adoption.

Listing in Online Directories and Magazines - We plan to list the name of Company in all local and international online directories of IT companies. Online directories and magazines play a critical role in Internet marketing.

Search Engine Optimization (SEO) - The Company will look into hiring a part time SEO specialist to work on improving the visibility of the website on all major search engines such as: Google, Bing, Ask, Yahoo, etc.

Paid Advertisement (Google AdSense, Facebook, etc.) - Organic SEO takes longer time to show results. It could take from 3 months to as long as 1 year or 2 to be more fruitful. Therefore, along with traditional search engine techniques, the Company may consider paid advertisements to gain a quick customer base. Initially, this will mean paid advertisements with Google and Facebook to display company website ads on all major search results and Facebook pages. The paid advertising campaign will last as the traditional SEO start showing some results.

Social Media Marketing - Social Media has proven itself the most cost-effective and efficient medium to communicate with potential clients. Intelligent Cloud Resources hopes to make full use of all popular Social Media channels such as Facebook, Twitter, YouTube, and Google+, etc. Advertisements will also be placed on Social Media sites to entice more and more customers.

YouTube Commercials - Another important channel to market the website effectively to a selected range of target audience is through YouTube commercials. The company may place properties promo videos on YouTube. This will be a cost-effective and customer focused marketing strategy.

Professional Networking - Intelligent Cloud Resources would build a professional network of industry experts mainly through online efforts such as LinkedIn etc.

Blog - A dedicated blog to educate website visitors about the important information and latest happening in the area about cloud computing will be useful.

RSS and Newsletters - Really Simple Syndication (RSS) and Newsletters will be the main features of the website. This strategy will keep the customers glued to the website.

Intellectual Property and Proprietary Rights

Proprietary rights are important to our success and our competitive position. To protect our proprietary rights, we rely on copyright, service marks and trade secret laws, confidentiality procedures and contractual provisions.

We cannot assure you that any of our proprietary rights with respect to our products or services will be viable or of value in the future since the validity, enforceability and type of protection of proprietary rights in Internet-related industries are uncertain and still evolving.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States, and effective copyright, trademark and trade secret protection may not be available in those jurisdictions. Our means of protecting our proprietary rights may not be adequate to protect us from the infringement or misappropriation of such rights by others.

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Cloud Computing Market in Canada

TechNavio, a leading technology research and advisory company, forecast the Cloud Computing market in Canada will grow at a CAGR of 17.8 percent over the period 2013-2018. http://www.marketwatch.com/story/cloud-computing-market-in-canada-2014-2018-2014-08-12  Canada is currently ranked 9th out of 24 countries in the BSA Global Cloud Computing Scorecard, due largely to the lack of cyber security standards in Canada, as well as outdated copyright laws that are perceived to provide insufficient protection for online material. Existing security and privacy legislation for private firms is largely irrelevant to the cloud services industry. Despite these gaps in the regulatory framework, the Information and Communications Technology Council (ICTC) believes that cloud computing provides a high value proposition for Canada. http://www.ictc-ctic.ca/wp-content/uploads/2013/09/Canadas-Cloud-Imperative.pdf , page 4.

On the basis of the cloud industry’s total direct employment, ICTC estimates that the Canadian cloud sub-sector contributes up to $4.6 billion annually to Canadian GDP. As job opportunities in the cloud economy continue to grow and salary for ICT professionals continues to appreciate in response to growing demand for their services, the annual contribution will become $8.2 billion by 2018. According to primary consultations with Canadian cloud companies, the cloud services industry is expected to grow 20% in five years. Following are the facts of cloud computing market of Canada. http://www.ictc-ctic.ca/wp-content/uploads/2013/09/Canadas-Cloud-Imperative.pdf , page 20.

∙	Half of the 360 Canadian enterprises (IT and non-IT) surveyed by ICTC have adopted identifiable cloud services. This figure is 71% for IT firms.
∙	70% of cloud-using enterprises use some form of paid cloud service.
∙	4/5 of paid users have recurring subscriptions to cloud services, and one-third (31%) have made a one-time purchase of cloud products/services.
∙	Nearly two-thirds (61%) of companies have reduced their IT costs by switching over to cloud. This number is 68% for IT firms.
∙	SaaS is the most commonly used public cloud service; more than half (53%) of cloud-using enterprises use SaaS, and an additional one-quarter are developing SaaS capabilities.
∙	By 2018, ICT occupations central to cloud computing will grow by 47%.
∙

By 2018, it is estimated that Canada’s cloud economy will directly employ more than 57,000 workers. When we factor indirect employment, Canada will employ more than 71,000 workers in 2018 as a result of cloud computing.

∙	The Canadian cloud economy contributes $4.6 billion annually to Canadian GDP, and by 2018, this contribution will grow to become $8.2 billion.

Source: http://www.ictc-ctic.ca/wp-content/uploads/2013/09/Canadas-Cloud-Imperative.pdf , page 3.

According to the survey by Global Industry Analysts & Gartner's, cloud computing is one of the fastest growing markets, the market size is forecast to touch $222.5 billion by 2015. Cloud computing is going to change the way the world is today, the way pervasive devices store, communicate, connect and operate today, going to change the way tomorrow's products are going to be designed and developed. It is going to change the way business is conducted as on today. Many of existing technologies would be converging into cloud. Today the storage occupies biggest space in all of the connected and disconnected electronic devices. For every device which is connected to net, the storage is going to diminish and at some point there is not going any storage on these devices, they are going to be using cloud and devices would become much smaller, thinner and sleeker. More and more devices would get connected to cloud, changing the way we talk, we function & the way we work. An Independent research firm Forrester Research expects the global cloud computing market to reach $241 billion in 2020 compared to $68.5 in 2010. Forrester’s report provides market forecast on 12 different market segments for the next decade, forecasting shifts in the usage patterns of cloud infrastructure, business applications for the cloud and cloud platforms that are becoming increasingly widespread.  http://airccj.org/CSCP/vol2/csit2232.pdf  , page 326.

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In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights, particularly in the software and Internet-related industries. We could become subject to intellectual property infringement claims as the number of our competitors grows and our planned products and services overlap with competitive offerings. These claims, even if not meritorious, could be expensive to defend and could divert management’s attention from operating our company. If we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial award of damages and to develop non-infringing technology, obtain a license or cease selling the products that contain the infringing intellectual property. We may be unable to develop non-infringing technology or obtain a license on commercially reasonable terms, if at all.

Government Regulation

Our activities are not currently subject to any particular regulations by governmental agencies other than those routinely imposed on corporate businesses. However, we cannot predict the impact of future regulations on either us or advertisers that may advertise with our Apps.

Employees

The Company does not employ any employees outside of its officers and directors, Rehan Saeed and Fatima Khan.

DESCRIPTION OF PROPERTY

Our executive offices are located at 2602 Innisfil Road, Mississauga, Canada ON L5M 4H9. We believe that this space is adequate to operate our current business and as business warrants we may expand into a larger space. The office space is provided by our CEO at no cost to the Company.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate having a market maker apply for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of February 25, 2015, we had 32 registered shareholders.

Rule 144

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

As of February 25, 2015 we have not granted any stock options.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

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SHARE CAPITAL

Security Holders

As of February 25, 2015, there were 6,000,000 common shares issued and outstanding, which were held by 32 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATIONS

The information contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operation contains  “forward looking statements.”  Actual results may materially differ from those projected in the forward looking statements as a result of certain risks and uncertainties set forth in this report. Although our management believes that the assumptions made and expectations reflected in the forward looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be materially different from the expectations expressed in this Registration Statement. The following discussion should be read in conjunction with the audited Consolidated Financial Statements and related Notes included in Item 1.

Plan of Operation

Intelligent Cloud has not had any significant revenues generated from its business operations since inception. Intelligent Cloud expects that the revenues generated from its business for the next 12 months will not be enough for its required working capital. Until Intelligent Cloud is able to generate any consistent and significant revenue it may be required to raise additional funds by way of equity or debt financing.

At any phase, if Intelligent Cloud finds that it does not have adequate funds to complete a phase, it may have to suspend its operations and attempt to raise more money so it can proceed with its business operations. If Intelligent Cloud cannot raise the capital to proceed it may have to suspend operations until it has sufficient capital. Intelligent Cloud expects to raise the required funds for the next 12 months with equity or debt financing.

During the next 12 months, management anticipates spending approximately $420,000 on the development, marketing and sales of the Technology in the next 12 months. Intelligent Cloud anticipates a product launch in the spring season of 2015.

The estimated breakdown is as follows:

Purpose	Amount
Payroll	$180,000
Research and Development	$28,000
Marketing	$57,000
Professional and Consulting Fees	$50,000
Office Lease Expenses	$30,000
Travel Expenses	$20,000
Management and Operational Costs	$30,000
Miscellaneous Costs	$25,000
Total	$420,000

RESULTS OF OPERATIONS FROM INCEPTION (MARCH 27, 2014) TO THE YEAR ENDED DECEMBER 31, 2014.

Revenue

For the period from March 27, 2014 (inception) to December 31, 2014 we had $0 in revenue. We did not generate any revenue during this period because we were setting up all our corporate documents and beginning our business.

Expenses

Expenses for the period from March 27, 2014 (inception) to December 31, 2014 totaled $13,711. The majority of the expenses incurred during the period consisted of corporate filings and start-up costs.

Net Loss

As a result of the factors described above, our net loss for the fiscal year ended December 31, 2014 was $13,711 or $13,694 after foreign currency translation adjustment.

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LIQUIDITY AND CAPITAL RESOURCES

We are a development stage company and have incurred an accumulated loss of $13,711 since inception. Our independent auditors have issued an audit opinion for our financial statements for the periods ended December 31, 2014, which includes a statement expressing substantial doubt as to our ability to continue as a going concern due to our limited liquidity and our lack of revenues.

Our current cash requirements are significant due to planned development and marketing of our current products, and we anticipate generating losses. We anticipate that the minimum additional capital necessary to fund our planned operations for the 12-month period will be approximately $420,000 and will be needed for general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company. The reporting cost of being a publicly held company of $40,000 is calculated in the 12 month expense projection, and is a one-time cost for this year only. Long term operating costs beyond the 12 month period of our plan of operations is unknown, as we must execute determine consumer needs and wants as well as demand .. We have not generated any revenue from operations to date.

There are no assurances that we will be able to raise the required working capital on terms favorable, or that such working capital will be available on any terms when needed. Any failure to secure additional financing may force us to modify our business plan. In addition, we cannot be assured of profitability in the future.

GOING CONCERN

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited financial statements for the period ended December 31, 2014, our independent registered accountants included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

INCOME TAXES

Deferred tax assets and liabilities are recorded for differences between the financial statements and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period. As of December 31, 2014, a deferred tax asset (which arises solely as a result of net operating losses), has been entirely offset by a valuation reserve due the uncertainty that this asset will be realized in the future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of February 25, 2015 are as follows:

Name	Age	Positions and Offices Held
Fatima Khan	24	Director, President and Chief Executive Officer (Principal Executive Officer and Principal Accounting Officer

Rehan Saeed	34	Director and Chief Financial Officer (Principal Financial Officer)

BUSINESS EXPERIENCE

Set forth below is the name of our director and officer, all positions and offices held with us , the period during which he has served as such, and the business experience during at least the last five years:

FATIMA KHAN was appointed as our President and Chief Executive Officer and a member of the Board of Directors on March 27, 2014. Ms. Khan is self-employed as the cofounder of Simply Sweet Confectioneries , which is a cake design business that Ms. Khan formed with a business partner in August of 2009 , right before she started her second year in University of Toronto

Ms. Khan graduated with a Bachelor of Commerce (double major in Economics and Finance) from University of Toronto in 2012 .. She was very involved in campus clubs from her very first year. She was on the executive team of The MSA and Orphan Run, a charity club. She held roles varying from Events Planner, Secretary, Vice President and President as the years passed.

At age 19 she started her custom cake designing business with a friend. As a young business owner, Khan was able to apply what she was learning at the prestigious institution of University of Toronto. The business bloomed faster than she had expected and this caused a huge, rushed learning curve.

Ms. Khan’s qualifications to serve on our board of directors include her extensive marketing and sales experience.

M s .. Khan will dedicate 40 hours per week to the Company.

REHAN SAEED was appointed as our Chief Financial Officer and a member of the Board of Directors as of March 27, 2014. Mr. Saeed started his career at CIBC- Edulinx , dealing with government sponsored student loans, where he worked as Interest Relief Analyst. Subsequently, he joined hands with the owner of UM Financial, a firm providing residential real estate mortgages and was their first employee. He performed the sales and marketing functions at UM and was instrumental in the rapid growth of the firm from an upstart to a $110 million asset-based company in just 2 years. He then left for Malaysia to pursue his MBA in Finance. Since 2006, Mr. Saeed has been regularly conducting seminars and certificate courses on Alternative Finance in Canada especially in the area of Residential Real Estate. His specialization is in product structuring, cultural sensitivity and compliance.  From 2007 to 2014, Mr. Saeed was the Vice President of Product Development of AYA Financial, Inc , where he was responsible for product development .. Mr. Saeed resigned from AYA Financial in September, 2014 to serve as the Chief Executive Officer of Legacy Ventures International Inc.  Mr. Saeed also serves as the sole director of , and owns a majority interested in, Legacy Ventures International Inc.

He has his M asters in B usiness A dministration in Banking and Finance from the International University of Malaysia and Bachelor of Science in Information Technology from York University, Toronto, Canada.

Mr. Saeed’s formal education in finance and subsequent work experience as a trainer and employee in financial institutions has given him unique exposure, both in Canada and abroad. Mr. Saeed has written many white papers, most notably an original research white paper on a n Interest Free Mortgage Investment Corporation (MIC) which was presented at the 4-day Banking & Finance Conference held in Toronto during 2007.  Mr. Saeed is specialized in product structuring and compliance and has had vast experience working with individuals of diverse backgrounds.

Mr. Saeed’s qualifications to serve on our board of directors include his extensive experience with business operations in the IT, legal and financial industries.

Mr. Saeed will dedicate 5-10 hours per week to the Company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

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Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, a corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible new independent board members in the next nine months and have a new independent board in place in the next 12 months.

Family Relationships

Mr. Khan and Mr. Saeed are siblings. The Selling Shareholders Kamran Saeed, Saeed Khan and Perwin Saeed are the brother, father and mother respectively of the Fatima Khan and Rehan Saeed.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

4.

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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EXECUTIVE COMPENSATION

Our executive officers have not received any compensation for services rendered to us, and are not accruing any compensation pursuant to any agreement with us. Currently, we do not have any employment agreements in place with our officers. Ms. Khan and Mr. Saeed are employed at will such that either the Company or Ms. Khan and Mr. Saeed may terminate the employment relationship at any time, with or without cause.

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

We do not expect to pay any compensation to Ms. Khan and Mr. Saeed until sufficient and sustainable revenues and profits are realized.

No retirement, pension, profit sharing, insurance programs, long-term incentive plans or other similar programs have been adopted by us for the benefit of our executive officers or employees , if any .. We had no outstanding equity awards as of the date of this registration statement.

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of February 25, 2015 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Common Stock	Fatima Khan	3,000,000	50%
Common Stock	Rehan Saeed	1,500,000	25%
Officers and Directors As a Group (2)(3)		4,500,000	75%

(1)	The percent of class is based on 6,000,000 shares of common stock issued and outstanding as of February 25, 2015.
(2)	The address for both Fatima Khan and Rehan Saeed is 2602 Innisfil Road, Mississauga, Canada ON L5M 4H9.
(3)	There are no shareholders who have beneficial ownership in over 5% of the common stock currently issued and outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 27, 2014, the Company issued founder s ’ shares of common stock at par value of $0.001 to Fatima Khan (CEO and Director) and Rehan Saeed (CFO and Director) and in the amount of 3,000,000 shares and 1,500,000 shares, respectively.  The total aggregate dollar amount of the issuance of the founders’ shares was $ 4 , 5 00 ($3,000 with respect to Ms. Khan’s shares and $1,500 with respect to Mr. Saeed ’s shares) ..  The Company received $1,125 with respect to these issuances.  An aggregate amount of $3,375 remains due from Ms. Khan and Mr. Saeed.  Such amount is unsecured, non-interest bearing and payable on demand.

The Company paid the quarterly review fee , in the amount of $1,563, to an auditor on behalf of Legacy Ventures International Inc. Mr. Saeed is the Chief Executive Officer, sole director and majority shareholder of  Legacy Ventures International Inc. This is due from Legacy Ventures International Inc. to the Company and is unsecured, non-interest bearing and payable on demand.

LEGAL MATTERS

Szaferman, Lakind, Blumstein & Blader, P.C. has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The annual financial statements included in this prospectus and in the registration statement have been audited by SRCO Professional Corporation, a Professional Corporation, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

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INTELLIGENT CLOUD RESOURCES INC.

(A Development Stage Company)

Index to Financial Statements

For the Period from March 27, 2014 (Inception) to December 31, 2014

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Sohail Raza, CPA, CA, CPA (Colorado, USA)
Chartered Accountant, Licensed Public Accountant
Park Place Corporate Centre
15 Wertheim Court, Suite 409
Richmond Hill, ON L4B 3H7

Tel: 416 671 7292 & 905 882 9500
Fax: 905 882 9580
Email: sohail.raza@srco.ca
www.srco.ca

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Intelligent Cloud Resources Inc.

We have audited the accompanying balance sheet of Intelligent Cloud Resources Inc. (the “Company”) as of December 31, 2014, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the period from March 27, 2014 (Inception) to December 31, 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014, and the results of its operations and its cash flows for the period from March 27, 2014 (Inception) to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Richmond Hill, Canada February 18, 2015	SRCO Professional Corporation CHARTERED ACCOUNTANT Authorized to practise public accounting by the Chartered Professional Accountants of Ontario

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INTELLIGENT CLOUD RESOURCES INC.

(A Development Stage Company)

(Expressed in United States Dollars)

BALANCE SHEET

As at December 31, 2014

$
CURRENT ASSETS
Cash	991
Due from shareholders	3,375
Due from other related party	1,563
Total current assets	5,929
TOTAL ASSETS	5,929

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	1,461
Total current liabilities	1,461
TOTAL LIABILITIES	1,461

STOCKHOLDERS' EQUITY
Authorized:
7,500,000 common stock, par value $0.001
Issued and outstanding:
6,000,000 common stock at $0.001 as at December 31, 2014	6,000
Additional paid-in capital	12,162
Deficit accumulated during the development stage	(13,711)
Accumulated other comprehensive income	17
Total stockholders' equity	4,468
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	5,929

Going concern (Note 2)

See accompanying notes

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INTELLIGENT CLOUD RESOURCES INC.

(A Development Stage Company)

(Expressed in United States Dollars)

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the period from March 27, 2014 (Inception) to December 31, 2014

$

REVENUE	-

EXPENSES
Audit fees	5,621
Legal fees	5,150
Corporate event	1,669
Incorporation expenses	655
Bank charges	164
Consulting fees	452
Total expenses	13,711
Net loss for the period before income taxes	(13,711)
Income taxes	-
Net loss for the period	(13,711)
Foreign currency translation adjustment	17
COMPREHENSIVE LOSS	(13,694)

Loss per share, basic and diluted	(0.0194)

Weighted average number of common stock outstanding, basic and diluted	705,823

See accompanying notes

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INTELLIGENT CLOUD RESOURCES INC.

(A Development Stage Company)

(Expressed in United States Dollars)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period from March 27, 2014 (Inception) to December 31, 2014

					Accumulated
			Addit i onal		other
	Common stock		paid-in	Accumulated	comprehensive
	Shares	Amount	capital	deficit	income	Total
		$	$	$	$	$
Proceeds from issuance of founder shares	4,500,000	4,500	-	-	-	4,500

Proceeds from issuance of shares	1,500,000	1,500	12,162	-	-	13,662

Loss for the period	-	-	-	(13,711)	-	(13,711)

Cumulative translation adjustment	-	-	-	-	17	17

As at December 31, 2014	6,000,000	6,000	12,162	(13,711)	17	4,468

See accompanying notes

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INTELLIGENT CLOUD RESOURCES INC.

(A Development Stage Company)

(Expressed in United States Dollars)

STATEMENT OF CASH FLOWS

For the period from March 27, 2014 (Inception) to December 31, 2014

$

OPERATING ACTIVITIES
Net loss for the period	(13,711)

Changes in working capital balances
Accounts payable and accrued liabilities	1,461
Cash used in operating activities	(12,250)

INVESTING ACTIVITIES
Due from shareholders	1,125
Due from other related party	(1,563)
Cash used in investing activities	(438)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	13,662
Cash provided by financing activities	13,662

Net increase in cash during the period	974

Effect of foreign currency translation	17

Cash, beginning of the period	-
Cash, end of the period	991

Supplemental disclosure of cash flow information
Non-cash investing and financing
Issuance of shares against due from shareholders	4,500

See accompanying notes

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INTELLIGENT CLOUD RESOURCES INC.

(A Development Stage Company)

Notes to the Financial Statements

For the period from March 27, 2014 (Inception) to December 31, 2014

(Expressed in United States Dollars)

1.	NATURE OF OPERATIONS

Intelligent Cloud Resources Inc. (the “Company”) was incorporated on March 27, 2014 in the state of Nevada. The Company is a development stage company and is engaged in providing IT solutions and Cloud based services.

The Company’s registered office is located at 2602 Innisfil Road, Mississauga, Ontario L5M 4H9, Canada.

2.	GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses, has experienced losses from operations, and it does not have a source of revenue. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are expressed in US dollars.

The Company’s fiscal year-end is December 31. The Company’s functional currency is Canadian (“CDN”) dollars. The Company’s reporting currency is the U.S. dollar.

The Company is considered to be in the development stage as defined in Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company has devoted substantially all of its efforts to business planning and development by means of raising capital for operations. The Company has not yet realized any revenue. Among the disclosures required by ASC 915 are that the Company's  financial statements be identified as those of a development stage company, and that the statements of operations and comprehensive loss, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

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3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Transactions

The Company’s functional currency is the Canadian dollar (“CDN”).  The Company translates from the functional currency to U.S. dollars using the current rate method in accordance with FASB ASC 830. The Company uses the U.S. dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with FASB ASC 830.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses would be included in other income (expenses) on the Statement of Operations.

Comprehensive Income (Loss)

ASC 220 “Comprehensive Income” established standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its statement of operations and comprehensive loss. Comprehensive income comprised equity except for those transactions resulting from investments by owners and distribution to owners.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates may include those pertaining to accruals and going concern assumption assessment. Actual results could materially differ from those estimates.

Cash

Cash, includes deposits in banks which are unrestricted as to withdrawal or use.

Earnings (Loss) Per Share (“EPS”)

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were no potentially dilutive shares outstanding as of December 31, 2014.

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3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements and Fair Value of Financial Instruments

Financial instruments that are measured subsequent to initial recognition at fair value are grouped into hierarchy based on the degree to which the fair value inputs are observable.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., an exit price). Fair value measurements are estimated based on inputs categorized as follows:

A)  Market approach - Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B)   Cost approach - Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C)   Income approach - Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 - assets and liabilities whose significant value drivers are unobservable and corroborated by little or no market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, due from shareholder, due from other related party, accounts payable and accrued liabilities, approximate their fair value because of the short maturity of those instruments.

The Company had no assets and/or liabilities measured at fair value on a recurring basis for the period ended December 31, 2014, using the market and income approaches.

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3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Recently Issued Accounting Pronouncements

In June 2014, the F inancial Accounting Standards Board (“F ASB ”) issued Accountin g Standards Update (“ASU”) 2014- 10, “Development Stage Entities”. The amendments in this update remove the financial reporting distinction between development stage entities and other reporting entities. In addition, t he amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. These amendments and the other remaining disclosure requirements of the ASC Topic 915 should be applied retrospectively. For public business entities, ASC Topic 915 is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early application of ASC Topic 915 is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued or made for issuance. The Company will adopt the new requirements in its financial reporting effective from January 1, 2015.

4.	STOCKHOLDERS’ EQUITY

COMMON STOCK - AUTHORIZED

As at December 31, 2014, the Company is authorized to issue 7,500,000 shares of common stock, with par value of $0.001.

COMMON STOCK - ISSUED AND OUTSTANDING

During the period ended December 31, 2014, the Company issued:

−	3,000,000 and 1,500,000 shares of common stock at par value of $0.001 to its founders, Fatima Khan and Rehan Saeed, respectively; and
−	1,500,000 shares of common stock for $13,662 cash to 30 investors in a private placement.

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5.	RELATED PARTY TRANSACTIONS AND BALANCES

Transactions are considered to be related party transactions if management has the ability to exercise significant control through its ownership of shares and presence on the board of directors. Transactions with related parties are in the normal course of operations and are recorded at the exchange amount, which is the amount of consideration established and agreed upon by the related parties. The amounts due from shareholders and other related party are unsecured, non-interest bearing and are payable on demand.

6.	INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2014:

Deferred Tax Assets - Non-current:

Tax effect of NOL Carryover	$4,799

Less valuation allowance	(4,799)

Deferred tax assets, net of valuation allowance	$-

At December 31, 2014, the Company had net operating loss carryforwards of approximately $13,711 that may be offset against future taxable income from the year 2015 to 2035. No tax benefit has been reported in the December 31, 2014 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

7.	SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to February 18, 2015, the date the financial statements were issued, pursuant to the requirements of ASC Topic 855 and has determined that there are no material subsequent events to report.

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INTELLIGENT CLOUD RESOURCES INC.

1,500,000 SHARES OF COMMON STOCK

PROSPECTUS

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$1.75
Legal fees and miscellaneous expenses (*)	25,000
Accounting fees and expenses (*)	10,000
Total (*)	$35,001.75

(*) Estimated.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

On March 27, 2014, we issued a total of 1,500,000 shares to Rehan Saeed and 3,000,000 shares to Fatima Khan in founder’s shares. We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. No commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

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From March 2014 until October 2014, we issued 1,500,000 shares of common stock to 30 investors in a private placement. The consideration paid for such shares was $0.01 per share, amounting in the aggregate to $15,000. The foregoing 1,500,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of selling stockholder	Shares
Mohammad Halabi	50,000
Omar Uddin	50,000
Aisha Azhar	50,000
Anam Panhwar	50,000
Kanwardeep Singh Gill	50,000
Rida Rizvi	50,000
Faisal Khan	50,000
Bushra Fareed	50,000
Khalid Shoib	50,000
Sabrina Siddiqui	50,000
Bushra Alam	50,000
Sidra Alam	50,000
Saeed Khan	50,000
Perwin Saeed	50,000
Anita Chooraman	50,000
Avneet Dhaliwal	50,000
Raheela Siddiqui	50,000
Fareed Siddiqui	50,000
Idris Aleem	50,000
Sara Zuberi	50,000
Kamran Saeed	50,000
Georgiana Dragomir	50,000
Sarah Hussein	50,000
Alam Khan	50,000
Janice Coyell	50,000
Riham Darwish	50,000
Shuaib Huessein	50,000
Fareeha Ahmad	50,000
Farheen Mohsin	50,000
Mohsin Askari	50,000

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EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of Registrant
3.2	By-Laws of Registrant
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C. regarding the legality of the securities being registered*
23.1	Consent of M&K CPAS, PLLC
23.2	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (included in Exhibit 5.1)

* To be filed by amendment.

UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i ..    To include any prospectus required by section 10(a )(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mississauga, Province of Ontario on April 28 , 2015.

INTELLIGENT CLOUD RESOURCES INC.

By:	/s/ Fatima Khan
Fatima Khan
President, Chief Executive Officer and Director (Principal Executive Officer, and Principal Accounting Officer )

By:	/s/ Rehan Saeed
Rehan Saeed
Chief Financial Officer and Director (Principal Financial Officer)

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